UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

The Midstream Company LLC*

(Exact name of registrant as specified in its charter)

Delaware	001-38629	99-1816354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania (Address of principal executive offices)	15222 (Zip Code)

Registrant’s telephone number, including area code: (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	On July 22, 2024, as a result of the Merger (as defined and described in the Introductory Note below), The Midstream Company LLC became Equitrans Midstream Corporation’s successor-in-interest. Equitrans Midstream Corporation’s state of incorporation was Pennsylvania, and its I.R.S. Employer Identification Number was 83-0516635.

Introductory Note

Closing of Merger with EQT Corporation

As previously announced, on March 10, 2024, Equitrans Midstream Corporation (Equitrans or the Company) entered into an Agreement and Plan of Merger (the Merger Agreement) with EQT Corporation (EQT or Parent), Humpty Merger Sub Inc., an indirect wholly owned subsidiary of EQT (Merger Sub), and Humpty Merger Sub LLC, an indirect wholly owned subsidiary of EQT (LLC Sub). On July 22, 2024 (the Closing Date), Merger Sub merged with and into Equitrans (the First Merger), with Equitrans surviving as an indirect wholly owned subsidiary of EQT (the First Step Surviving Corporation), and as the second step in a single integrated transaction with the First Merger, the First Step Surviving Corporation merged with and into LLC Sub (the Second Merger and, together with the First Merger, the Merger), with LLC Sub surviving the Second Merger as an indirect wholly owned subsidiary of EQT (the Surviving Company). Upon completion of the Merger, the Surviving Company was renamed The Midstream Company LLC.

Redemption of Series A Perpetual Convertible Preferred Shares

As previously announced, on June 25, 2024, EQT delivered to Equitrans a written election exercising its right under Section 5.19 of the Merger Agreement to cause Equitrans to effect a redemption of all issued and outstanding shares of Equitrans’ Series A Perpetual Convertible Preferred Shares, no par value (CUSIP: 294600-200) (the Equitrans preferred stock). On July 3, 2024, Equitrans issued a notice of full redemption for all issued and outstanding shares of Equitrans preferred stock. On July 22, 2024, prior to the consummation of the Merger, Equitrans redeemed for cash the Equitrans preferred stock at a price per share of $22.83.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the Merger, on July 22, 2024, EQM Midstream Partners, L.P., at the direction of EQT, terminated all outstanding lender commitments, including commitments of the lenders to issue letters of credit, under the Third Amended and Restated Credit Agreement, dated as of October 31, 2018, by and among EQM Midstream Partners, LP, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto (as amended, the Credit Agreement). In connection with the termination of the Credit Agreement, on July 22, 2024, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid off in full.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introductory Note above is incorporated into this Item 2.01 by reference. As a result of the Merger, each outstanding share of common stock, no par value, of Equitrans (Equitrans common stock) (with certain exceptions described in the Merger Agreement) was converted into the right to receive 0.3504 of a share of common stock, no par value, of EQT (EQT common stock), with cash paid in lieu of fractional shares of EQT common stock that holders of Equitrans common stock would otherwise have been entitled to receive in the Merger.

In addition, at the effective time of the First Merger (the Effective Time), each award of stock options, restricted stock, restricted stock units, performance share units, and phantom units of Equitrans were treated as follows:

•	Equitrans options became vested and exercisable prior to the Effective Time and, to the extent not exercised, automatically, and without any action on the part of the holder thereof, were canceled for no consideration or payment therefor.

•	Each outstanding restricted stock award, restricted stock unit award or performance share unit awards with respect to Equitrans common stock (Equitrans PSU) (other than each outstanding Equitrans PSU award where vesting was subject to the occurrence of an in-service date concerning the Mountain Valley Pipeline (each such Equitrans PSU award, an MVP PSU award)) in respect of Equitrans common stock that was held by an employee or other service provider of Equitrans was converted into a restricted stock unit award, with substantially the same terms and conditions as were applicable to the pre-conversion award, in respect of a number of shares of EQT common stock equal to the product (rounded up to the next whole share) of (i) the number of shares of Equitrans common stock subject to the pre-conversion award multiplied by (ii) 0.3504 (the Exchange Ratio). Performance conditions that were applicable to any such Equitrans PSUs were deemed to have been earned at the greater of (a) actual performance as of the Closing Date (or a date reasonably proximate thereto) and (b) target level of performance for such Equitrans PSUs; provided, that with respect to any Equitrans PSU award subject to a sub-performance period that had not commenced on or prior to the Effective Time, the number of earned Equitrans PSUs was based on the target level of performance in respect of such sub-performance period. The converted awards are subject solely to time-based vesting.

•	With respect to each MVP PSU award that remained subject to continued service beyond the Closing Date, such MVP PSU award was assumed by EQT and converted into a restricted stock unit award with respect to a number of shares of EQT common stock equal to the product (rounded up to the next whole share) obtained by multiplying (i) the number of shares of Equitrans common stock underlying such MVP PSU award by (ii) the Exchange Ratio. The converted awards in respect of the MVP PSU awards remain subject to the same prior terms and conditions.

•	Each converted Equitrans restricted stock award, restricted stock unit award, Equitrans PSU award and MVP PSU award otherwise generally continue to be subject to the same terms and conditions (including with respect to vesting) as applied to the corresponding assumed award as of immediately prior to the Effective Time, except that (i) with respect to those restricted stock unit awards issued in conversion of Equitrans equity awards outstanding as of the date of the Merger Agreement, in the event the applicable holder’s employment or service is terminated without cause or by the holder for good reason, the EQT restricted stock unit award will become fully vested and non-forfeitable as of the date of such termination, (ii) any amounts relating to dividends or dividend equivalents, as applicable and if any, granted with respect to such assumed award that are accrued but unvested and unpaid as of the Merger will carry over and will be paid if required by and in accordance with the terms and conditions applicable to the corresponding assumed award immediately prior to the Effective Time (as modified by the Merger Agreement in the event of a termination of employment) and (iii) any dividend equivalents that are payable with respect to any unvested EQT restricted stock unit following the closing of the Merger will be paid within 30 days following vesting.

•	Equitrans phantom units were canceled at the Effective Time and settled in shares of EQT common stock.

The issuance of shares of EQT common stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to EQT’s registration statement on Form S-4 (File No. 333-279498) (the Registration Statement), declared effective by the Securities Exchange Commission (the SEC) on June 4, 2024. The joint proxy statement/prospectus included in the Registration Statement contains additional information about the Merger.

The foregoing summary has been included to provide investors and security holders with information regarding the Merger and the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Equitrans’ Current Report Form 8-K filed on March 11, 2024, and the terms of which are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the completion of the Merger, Equitrans common stock was listed and traded on the New York Stock Exchange (the NYSE) under the trading symbol “ETRN.” In connection with the completion of the Merger, Equitrans requested that the NYSE withdraw the listing of Equitrans common stock from listing on the NYSE prior to the open of trading on July 22, 2024. Upon the Company’s request, on July 22, 2024, the NYSE will file a notification of removal of listing on Form 25 to delist Equitrans common stock from the NYSE and the deregistration of the Equitrans common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act). Equitrans common stock ceased being traded prior to the opening of the market on July 22, 2024, and is no longer listed on NYSE.

In addition, the Surviving Company (as Equitrans’ successor-in-interest) intends to file with the SEC a Form 15 requesting that the reporting obligations of Equitrans under Sections 13(a) and 15(d) of the Exchange Act be suspended.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of the Registrant.

On the Closing Date, Merger Sub merged with and into Equitrans, as a result of which Equitrans became a wholly owned subsidiary of EQT.

The information set forth in the Introductory Note, Item 2.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, Vicky A. Bailey, Sarah M. Barpoulis, Kenneth M. Burke, Diana M. Charletta, Thomas F. Karam, D. Mark Leland, Norman J. Szydlowski and Robert F. Vagt resigned as directors of Equitrans, effective as of the Effective Time. None of these resignations were a result of any disagreement with Equitrans, its management or its board of directors.

Also effective on the Closing Date, each of Diana M. Charletta, principal executive officer of Equitrans, Kirk R. Oliver, principal financial officer of Equitrans, Brian P. Pietrandrea, principal accounting officer of Equitrans, and each other named executive officer of Equitrans ceased his or her respective service as an officer of Equitrans.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Second Merger, the limited liability company agreement of LLC Sub as in effect immediately prior to the effective time of the Second Merger was amended and restated and became the limited liability company agreement of the Surviving Company. In addition, the certificate of formation of Surviving Company was amended to change the name of the Surviving Company from “Humpty Merger Sub LLC” to “The Midstream Company LLC.” Copies of the Surviving Company’s amended and restated limited liability company agreement and amendment of certificate of formation are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of March 10, 2024, by and among EQT Corporation, Humpty Merger Sub Inc., Humpty Merger Sub LLC and Equitrans Midstream Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Equitrans Midstream Corporation on March 11, 2024).
3.1	Amended and Restated Limited Liability Company Agreement of the Surviving Company.
3.2	Certificate of Amendment to the Certificate of Formation of the Surviving Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*       Annexes, schedules and certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Surviving Company hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDSTREAM COMPANY LLC

Date: July 22, 2024	By:	/s/ Jeremy T. Knop
Name: Jeremy T. Knop
Title: Treasurer